UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 1, 2009, the Company and Mr. John Nikkel, Chairman of the Board of Directors of the Company, entered in an agreement to continue an existing consulting contract that the Company and Mr. Nikkel initially entered into on December 17, 2004.  The agreement provided that Mr. Nikkel would serve as a consultant to the Company, on an annual basis, for $70,000 per year.  On June 30, 2010, the consulting agreement has been extended for a one-year term commencing as of April 1, 2010.  The foregoing description of the current consulting agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of that agreement, filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Information regarding Mr. Nikkel’s investments in the employee limited partnerships sponsored by the company each year is described in the Company’s most recent Proxy Statement filed in connection with the Company’s Annual Meeting of Stockholders held on May 5, 2010.  That information is incorporated by reference into this Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated June 30, 2010, between John G. Nikkel and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: July 6, 2010	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement dated June 30, 2010, between John G. Nikkel and the Company